Exhibit 13(a)
                       FRANK RUSSELL INVESTMENT COMPANY
                                DISTRIBUTION PLAN

                                 CLASS C SHARES
                                 CLASS D SHARES

      This Distribution Plan (the "Plan") has been adopted with respect to Class C Shares and Class D Shares (each, respectively, the "Shares") issued by certain Funds, as defined below, of Frank Russell Investment Company (the "Company"), an open-end management investment company registered under the Investment Company Act of 1940, as amended, (the "1940 Act"), consisting of distinct portfolios of shares of common stock (each a "Fund" or, collectively, the "Funds") by the Board of Trustees of the Company (the "Board"), in conformance with Rule 12b-1 under the 1940 Act.

      This Plan  will  pertain  to the  Class C Shares of each of the  following
Funds: Diversified Equity Fund, Special Growth Fund, Equity Income Fund, Quantitative Equity Fund, Diversified Bond Fund, Short Term bond Fund (formerly known as Fixed Income II Fund), Tax Exempt Bond Fund (formerly known as Limited Volatility Tax Free Fund), Multistrategy Bond Fund, International Securities Fund, Real Estate Securities Fund, Tax-Managed Large Cap Fund (formerly Equity T
Fund), Emerging Markets Fund, Tax-Managed Equity Aggressive Strategy Fund, Tax-Managed Aggressive Strategy Fund, Tax-Managed Moderate Strategy Fund, Tax-Managed Conservative Strategy Fund and Tax-Managed Small Cap Fund. This Plan will also pertain to the Class C shares and the Class D Shares of each of the following Funds: Equity Aggressive Strategy Fund (formerly known as Equity Balanced Strategy Fund), Aggressive Strategy Fund, Balanced Strategy Fund, Moderate Strategy Fund and Conservative Strategy Fund.

      This Plan shall also apply to Shares of any other Fund as shall be designated from time to time by the Board in any supplement to the Plan ("Supplement").

          Section 1. Payment of Distribution-Related Services. The Company may compensate its principal underwriter (the "Distributor") or any investment advisers, banks, broker-dealers or other financial institutions that have entered into Sales Support Agreements ("Selling Agents") for any activities or expenses primarily intended to result in the sale of Shares of the Company's Funds, as set forth in a Selling Agent Sales Support Agreement, forms of which are set forth as Appendix A and Appendix B hereto (each, a "Support Agreement"), provided that any material modifications of services listed in the Support Agreement shall be presented for approval or ratification by the Board at the next regularly scheduled Board meeting. Payments by the Company under this Section 1 of the Plan will be calculated daily and paid quarterly at a rate or rates set from time to time by the Board, provided that no rate set by the Board for Shares of any Fund may exceed, on an annual basis, .75% of the average daily net asset value of a Fund's Shares.

          Section 2. Distribution-Related Expenses Covered by the Plan. The fees payable under Section 1 of this Plan may be used to compensate (a) Selling Agents for sales support services provided, and related expenses incurred, with respect to Shares by such Selling Agents and (b) the Distributor for distribution services provided, and related expenses incurred by it with respect to Shares, including for payments made by the Distributor to compensate Selling Agents for providing such support services and incurring such related expenses.

          Section 3. Sales Support Agreements. Any officer of the Company is authorized to execute and deliver, in the name and on behalf of the Company, (a) written agreements with Selling Agents and (b) a written agreement with the Distributor, each in a form duly approved from time to time by the Company's Board. Any such agreement with Selling Agents and any such agreement with the Distributor shall be in substantially the forms attached hereto as Appendix A and Appendix B, respectively, until modified by the Board.

          Section  4.  Limitations  on  Payments.  Payment  made by a Fund under
     Section 1 must be for distribution services rendered for or on behalf of such Fund. All expenses incurred by a Fund in connection with the Support Agreement and the implementation of this Plan shall be borne entirely by the beneficial owners or holders of the Shares of the Fund involved. If more than one Fund is involved and these expenses are not directly attributable to the Shares of a particular Fund, then the expenses may be allocated between or among the Shares of all relevant Funds in a fair and equitable manner.

          Notwithstanding anything herein to the contrary, no Fund shall be obligated to make any payments under this Plan that exceed the maximum amounts payable under Article III, Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

          Section 5. Reports of Distributor. So long as this Plan is in effect, the Distributor shall provide to the Company's officers and Board, and the Board shall review at least quarterly, a written report of the amounts expended by it pursuant to this Plan, or by Selling Agents pursuant to Support Agreements, and the purposes for which such expenditures were made.

          Section 6. Definition of Majority Vote. As used herein, the term "Majority Vote" of the Shares of a Fund means a vote of the holders of the lesser of (a) more than fifty percent (50%) of the outstanding Shares of a Fund or (b) sixty-seven percent (67%) or more of the Shares of a Fund present at a shareholders' meeting, if the holders of more than 50% of the outstanding Shares of such Fund are present or represented by proxy.

          Section 7. Approval of Plan. This Plan will become effective at such time as it is specified by the Board, as to the Shares of a Fund, provided, however, that the Plan is approved by (a) a Majority Vote of the Shares of a Fund, and (b) a majority of the Board, including a majority of the trustees who are not "interested persons" (as defined in the 1940 Act) of the Company and who have no direct or indirect financial interest in the operation of this Plan or in any agreements entered into in connection with this Plan (the "Disinterested Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of this Plan.

          Section 8. Continuance of Plan. This Plan may continue in effect for so long as its continuance is specifically approved at least annually by the Company's Board in the manner described in Section 7.

          Section 9. Amendments. This Plan may be amended at any time with respect to any Fund by the Board provided that (a) any amendment to increase materially the costs that a Fund's Shares may bear for distribution pursuant to this Plan shall be effective upon only the Majority Vote of the outstanding Shares of the Fund, and (b) any material amendments of the terms of this Plan shall become effective only upon approval as provided in Section 7(b) hereof.

          Section 10. Termination. This Plan is terminable, as to a Fund's Shares, without penalty at any time by (a) a vote of a majority of the Disinterested Trustees, or (b) a Majority Vote of the outstanding Shares of the Fund.

          Section 11. Selection/Nomination of Trustees. While this Plan is in effect, the selection and nomination of the Disinterested Trustees shall be committed to the discretion of such Disinterested Trustees.

          Section 12. Records. The Company will preserve copies of this Plan, and any agreements and written reports regarding this Plan presented to the Board for a period of not less than six years.

          Section 13. Miscellaneous. The captions in this Plan are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      IN WITNESS WHEREOF, Frank Russell Investment Company has adopted this revised Distribution Plan as of August 9, 1999.

                            FRANK RUSSELL INVESTMENT COMPANY


                            By:
                            Title:


                                                                   Appendix A

                             SALES SUPPORT AGREEMENT
                               WITH SELLING AGENT

                          ______________________ SHARES
                                ("Class Shares")

Ladies and Gentlemen:

      We wish to enter into this Sales Support Agreement ("Agreement") with you concerning the provision of sales support assistance relating to Class Shares of the investment portfolios (the "Funds") of Frank Russell Investment Company ("Investment Company") for which we are the principal underwriter as defined in the Investment Company Act of 1940 (the "1940 Act") for the continuous distribution of said Class Shares.

      The terms and conditions of this Agreement are as follows:

      Section 1. You agree to provide reasonable sales support assistance in connection with the sale of Class Shares to your customers ("Customers"). Your assistance may include, but neither is required to include nor is limited to, the following: (1) providing facilities to answer questions from prospective investors about the Investment Company; (2) receiving and answering correspondence, including requests for prospectuses and statements of additional information; (3) preparing, printing and delivering prospectuses and shareholder reports to prospective investors; (4) complying with federal and state securities laws pertaining to the sale of Class Shares; (5) preparing advertising and promotional materials; (6) assisting investors in Class Shares in completing application forms and selecting dividend and other account options; and (7) forwarding sales literature and advertising provided by or on behalf of the Investment Company to Customers and providing such other sales support assistance as may be requested by us or the Investment Company from time to time. In addition, you may provide your endorsement of the Class Shares to your Customers as an inducement to invest in the Class Shares. All services rendered hereunder by you shall be performed in a professional, competent and timely manner.

      Section 2. We recognize that you may be subject to the provisions of the Investment Advisers Act of 1940, the Glass-Steagall Act, and other laws governing, among other things, the conduct of activities by investment advisers, federally chartered and supervised banks, and other banking organizations. As such, you may be restricted in the activities you may undertake and for which you may be paid. You will perform only those activities which are consistent with statutes and regulations applicable to you. You will act solely for the account of your Customers.

      Section 3. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the sales support services contemplated hereby.

      Section 4. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us, the Investment Company or the Class Shares, except those contained in the Investment Company's applicable then current prospectuses and statements of additional information, as amended or supplemented from time to time, a copy of each of which will be supplied by us or the Investment Company or on its behalf to you, or in such supplemental literature or advertising as may be authorized by us on behalf of the Investment Company in writing.

      Section 5. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us or the Investment Company in any matter or in any respect, except as expressly authorized. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us and the Investment Company harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Class Shares (or orders relating to the same) by or on behalf of Customers. You and your employees will, upon request, be available during normal business hours to consult with us or the Investment Company or our respective designees concerning the performance of your responsibilities under this Agreement.

      Section 6. In consideration of the services and facilities provided by you hereunder, we, acting on behalf of the Investment Company, will pay to you, and you will accept as full payment therefor, a quarterly fee as set forth in Appendix A hereto. The fee rate payable to you may be prospectively increased or decreased by us or the Investment Company or our respective designees, in our or its sole discretion, at any time upon notice to you. Further, we, the Investment Company or our respective designees may, in our or its discretion and without notice, suspend or withdraw the sale of Class Shares of any or all Funds, including the sale of Class Shares for the account of any Customer or Customers and require that Class Shares be redeemed if any condition of investment in Class Shares, as described in the applicable then-current prospectuses, are not met.

The fees payable under this Section 6 shall be used for sales support services provided, and related expenses incurred, by you. Payments may be applied to commissions, incentive compensation or other compensation to, and expenses of, your account executives or other employees; overhead and other office expenses attributable to sales support activities; preparation, printing and distribution of sales literature and advertising materials attributable to sales support activities; and opportunity costs relating to the foregoing (which may be calculated as a carrying charge on your unreimbursed expenses incurred in connection with your sales support services). The overhead and other office expenses referenced in this Section 6 may include, without limitation, (i) the expenses of operating your offices in connection with the sale of Class Shares, including lease costs, the salaries and employee benefits of administrative, operations and support personnel, utility costs, communication costs and the costs of stationery and supplies, (ii) the costs of client sales seminars and travel related to the provision of sales support services and (iii) other expenses relating to the provision of sales support services. By your acceptance of this Agreement, you agree to and do waive such portion of any fee payable to you hereunder to the extent necessary to assure that such fee and other expenses required to be accrued hereunder with respect to the Class Shares owned by or on behalf of Customers on any day does not exceed the income to be accrued by the Investment Company to such shares on that day.

      Section 7. You agree to furnish us or the Investment Company or our respective designees with such information as we, it or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with us, the Investment Company and our respective designees (including, without limitation, any auditors or legal counsel designated by the Investment Company or its agents), in connection with the preparation of reports to the Investment Company's Board of Trustees concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law.

      Section 8. We may enter into other similar Agreements with any other person or persons without your consent.

      Section 9. By your written acceptance of this Agreement, you represent, warrant and agree that the compensation payable to you hereunder, together with any other compensation you receive in connection with the investment of your Customers' assets in Class Shares of the Funds, will be disclosed by you to your Customers to the extent required by applicable laws or regulations, will be authorized by your Customers and will not be excessive or unreasonable under the laws and instruments governing your relationships with Customers. By your written acceptance of this Agreement, you represent and warrant that: (i) in the event an issue pertaining to this Agreement or the Class Shares Distribution Plan related hereto is submitted for shareholder approval, and you have the authority to do so, you will vote any Class Shares held for your own account in the same proportion as the vote of the Class Shares held for your Customers' benefit; and (ii) you will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless you have obtained any licenses required by such law. In addition, you understand that this Agreement has been entered into pursuant to Rule 12b-1 under the 1940 Act, and is subject to the provisions of said Rule, as well as any other applicable rules or regulations promulgated by the Securities and Exchange Commission.

      Section 10. You agree to conform to any compliance standards adopted by us or the Investment Company as to when a Class Shares in a Fund may be appropriately sold to or retained by particular investors.

      Section 11. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designees and continue in effect until terminated. This Agreement is terminable with respect to any Fund's Class Shares, without penalty, at any time by the Investment Company (which termination may be by a vote of a majority of the disinterested Trustees of the Investment Company or by vote of the holders of a majority of the outstanding Class Shares of such Fund) or by us or you upon notice to the other party hereto.

      Section 12. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address or number stated herein (with a conforming copy by mail), or to such other address as either party shall so provide in writing to the other.

      Section 13. This Agreement will be construed in accordance with the laws of the state of Washington without giving effect to principles of conflict of laws, and is nonassignable by the parties hereto.

      If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at 909 A Street, Tacoma, Washington 98402; Fax No. 253-594-1880;
Attention: President.

                                Very truly yours,

                               RUSSELL FUND DISTRIBUTORS, INC.


Dated as of  _______________   By: ________________________________

                               Name: _____________________________

                               Title: ______________________________

                               ACCEPTED AND AGREED TO:

                               (Firm Name)

                               (Address)

                               (City)        (State)        (County)

                                Fax #

                                Attention:


Dated as of _____________       By:

                                Name:

                                Title:

                                   APPENDIX A

                                  Fee Schedule

      Class Shares                                         Fees 1

                                   Appendix B

                             SALES SUPPORT AGREEMENT
                                WITH DISTRIBUTOR

                                 CLASS C SHARES
                                 CLASS D SHARES

Ladies and Gentlemen:

      We wish to enter into this Sales Support Agreement ("Agreement") with you concerning the provision of sales support assistance relating to Class C and Class D Shares ("Class Shares") of the investment portfolios (the "Funds") of Frank Russell Investment Company ("Investment Company") for which you are the principal underwriter as defined in the Investment Company Act of 1940 (the "1940 Act") for the continuous distribution of said Class Shares.

      The terms and conditions of this Agreement are as follows:

      Section 1. You agree to provide or cause to be provided reasonable sales support assistance in connection with the sale of Class Shares. Your assistance may include, but neither is required to include nor is limited to, arranging for the following services and materials: (1) providing facilities to answer questions from prospective investors about the Investment Company; (2) receiving and answering correspondence, including requests for prospectuses and statements of additional information; (3) preparing, printing and delivering prospectuses and shareholder reports to prospective investors; (4) complying with federal and state securities laws pertaining to the sale of Class Shares; (5) preparing advertising and promotional materials; (6) assisting investors in Class Shares in completing application forms and selecting dividend and other account options; and (7) forwarding sales literature and advertising provided by or on behalf of the Investment Company to Customers and providing such other sales support assistance as may be requested by the Investment Company from time to time. In addition, you may provide your endorsement of the Class Shares as an inducement for others to invest in the Class Shares. All services rendered hereunder by you or caused to be rendered hereunder shall be performed in a professional, competent and timely manner.

      Section 2. We recognize that those who you retain to provide services or materials described in this Agreement may be subject to the provisions of the Investment Advisers Act of 1940, the Glass-Steagall Act, and other laws governing, among other things, the conduct of activities by investment advisers, federally chartered and supervised banks, and other banking organizations. As such, such persons may be restricted in the activities they may undertake and for which they may be paid. You will cause such persons to perform only those activities which are consistent with statutes and regulations applicable to them. You will cause such persons to act solely for the account of their Customers.

      Section 3. You will provide or cause to be provided such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or by any personnel employed by you or by persons retained by you to provide services or materials described herein) as may be reasonably necessary or beneficial in order to provide the sales support services contemplated hereby.

      Section 4. Neither you nor any of your officers, employees or agents are authorized to make or cause to be made any representations concerning, the Investment Company or the Class Shares, except those contained in the Investment Company's applicable then current prospectuses and statements of additional information, as amended or supplemented from time to time, or in such supplemental literature or advertising as may be authorized on behalf of the Investment Company in writing.

      Section 5. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for the Investment Company in any matter or in any respect, except as expressly authorized. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold the Investment Company harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Class Shares (or orders relating to the same). You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

      Section 6. In consideration of the services and facilities provided or caused to be provided by you hereunder, the Investment Company, will pay to you, and you will accept as full payment therefore, a quarterly fee as set forth in Appendix A hereto. From this fee, you, acting as agent of the Investment Company, shall compensate persons retained by you to provide services and materials described in this Agreement. The fee rate payable to you may be prospectively increased or decreased by the Investment Company or its designees, in its sole discretion, at any time upon notice to you. Further, the Investment Company or its designees may, in its discretion and without notice, suspend or withdraw the sale of Class Shares of any or all Funds, including the sale of Class Shares of any or all Funds, including the sale of Class Shares for the account of any person.

The fees payable under this Section 6 shall be used for sales support services provided or caused to be provided, and related expenses incurred, by you or be any person retained by you to provide services or materials described in this Agreements. Payments may be paid to such persons or applied to commissions, incentive compensation or other compensation to, and expenses of, your account executives or other employees; overhead and other office expenses attributable to sales support activities; preparation, printing and distribution of sales literature and advertising materials attributable to sales support activities; and opportunity costs relating to the foregoing (which may be calculated as a carrying charge on your unreimbursed expenses incurred in connection with your sales support services). The overhead and other office expenses referenced in this Section 6 may include, without limitation, (i) the expenses of operating offices in connection with the sale of Class Shares, including lease costs, the salaries and employee benefits of administrative, operations and support personnel, utility costs, communication costs and the costs of stationery and supplies, (ii) the costs of client sales seminars and travel related to the provision of sales support services and (iii) other expenses relating to the provision of sales support services. By your acceptance of this Agreement, you agree to and do waive and will cause any persons retained by you to provide services or materials described in this Agreement to agree to waive such portion of any fee payable to or by you hereunder to the extent necessary to assure that such fee and other expenses required to be accrued hereunder with respect to the Class Shares on any day does not exceed the income to be accrued by the Investment Company to such shares on that day.

      Section 7. You agree to furnish or cause to be furnished the Investment Company or its designees with such information as it or they may reasonably request (including, without limitation, periodic certifications confirming the provision of the services described herein), and will otherwise cooperate with the Investment Company and its designees (including, without limitation, any auditors or legal counsel designated by the Investment Company or its agents), in connection with the preparation of reports to the Investment Company's Board of Trustees concerning this Agreement and the monies paid or payable pursuant hereto, as well as any other reports or filings that may be required by law.

      Section 8. We may enter into other similar Agreements with any other person or persons without your consent.

      Section 9. By your written acceptance of this Agreement, you represent, warrant and agree that you will cause each person retained by you to provide services or materials under this Agreement to disclose the compensation payable to such persons, hereunder, together with any other compensation they receive in connection with the investment of their customers' assets in Class Shares of the Funds, will be disclosed by them to their customers to the extent required by applicable laws or regulations, will be authorized by their customers and will not be excessive or unreasonable under the laws and instruments governing their relationships with customers. By your written acceptance of this Agreement, you represent and warrant that: (i) in the event an issue pertaining to this Agreement or the Class Shares Distribution Plan related hereto is submitted for shareholder approval, and you have the authority to do so, you will vote any Class Shares held for your own account in the same proportion as the vote of the Class Shares held for your customers' benefit; and (ii) you will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless you have obtained any licenses required by such law. In addition, you understand that this Agreement has been entered into pursuant to Rule 12b-1 under the 1940 Act, and is subject to the provisions of said Rule, as well as any other applicable rules or regulations promulgated by the Securities and Exchange Commission.

      Section 10. You agree to, and agree to cause others retained by you pursuant to this Agreement to conform to any compliance standards adopted by the Investment Company as to when a Class Shares in a Fund may be appropriately sold to or retained by particular investors.

      Section 11. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designees and continue in effect until terminated. This Agreement is terminable with respect to any Fund's Class Shares, without penalty, at any time by the Investment Company (which termination may be by a vote of a majority of the disinterested Trustees of the Investment Company or by vote of the holders of a majority of the outstanding Class Shares of such Fund) or by you upon notice to the other party hereto.

      Section 12. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address or number stated herein (with a conforming copy by mail), or to such other address as either party shall so provide in writing to the other.

      Section 13. This Agreement will be construed in accordance with the laws of the state of Washington without giving effect to principles of conflict of laws, and is nonassignable by the parties hereto.

      If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, at 909 A Street, Tacoma, Washington 98402; Fax No. 253-594-1880;
Attention: President.

                                Very truly yours,

                               FRANK RUSSELL INVESTMENT COMPANY

Dated as of  _______________        By: ________________________________
                               Name: _____________________________
                               Title: ______________________________

                             ACCEPTED AND AGREED TO:

                               RUSSELL FUND DISTRIBUTORS, INC.
                               909 A Street Tacoma,  WA 98402 Fax # 253-596-2497
                               Attention:
Dated as of _____________                         By:
                                                      -------------
                               Name:
                                     -------------------------
                               Title:
                                      ------------------------

                                   APPENDIX A

                                  Fee Schedule


      Class Shares                             Fees2
      Class C                                  0.75%
      Class D                                  0.25%